Exhibit 99.5

PRO FORMA CONDENSED COMBINED FINANCIAL DATA

As of September 30, 2022

For the nine months ended September 30, 2022 and 2021 and the year ended December 31, 2021

(Unaudited)

Table of Contents

Introduction	3
Unaudited Pro Forma Condensed Combined Balance Sheet	5
As of September 30, 2022	5
Unaudited Pro Forma Condensed Combined Income Statement	7
For the Nine Months Ended September 30, 2022	7
Unaudited Pro Forma Condensed Combined Income Statement	8
For the Nine Months Ended September 30, 2021	8
Unaudited Pro Forma Condensed Combined Income Statement	9
For the Year Ended December 31, 2021	9
Note 1. Basis of Presentation	10
Note 2. Reclassification Adjustments	10
Note 3. Transaction Accounting Adjustments	16
Note 4. Earnings Per Share	22

Introduction

On November 8, 2022, Chart Industries, Inc., a Delaware corporation (the “Company” or “Chart”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) by and among (i) Granite Holdings I B.V., a Dutch private limited liability company (“Primary Seller”), Granite Holdings II B.V., a Dutch private limited liability company (“BV II” or “Howden” ), and Granite US Holdings GP, LLC, a Delaware limited liability company (the “US GP Seller” and, together with Primary Seller and BV II, the “Sellers”), (ii) Granite US Holdings LP, a Delaware limited partnership (“Granite US”), Granite Acquisition GmbH, a German limited liability company (“Granite Germany”), Granite Canada Holdings Acquisition Corp., a corporation formed pursuant to the laws of British Columbia (“Granite Canada”), and HowMex Holdings, S. de R.L. de C.V., a Mexican limited liability company (“Granite “Mexico” and, together with BV II, Granite US, Granite Germany and Granite Canada, the “Acquired Companies”), and (iii) the Company. Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, the Company will acquire, directly or indirectly, from the Sellers all of the equity interests of the Acquired Companies (the “Transaction”), which collectively constitutes the business of Howden.

The base purchase price for the Transaction is $4.4 billion, subject to customary purchase price adjustments for cash, indebtedness, transaction expenses and working capital (the “Purchase Price”). The Purchase Price shall be paid as a mix of cash, subject to a minimum amount of $1.8 billion (the “Cash Consideration”), shares of Preferred Stock, in an anticipated amount of approximately $1.1 billion (the “Stock Consideration”), and repayment of Howden’s loans and other indebtedness. The Company may, at its discretion, reduce the Stock Consideration issued at closing by increasing the Cash Consideration paid at closing on a dollar-for-dollar basis, and the Cash Consideration may also be reduced in other limited circumstances on a dollar-for-dollar basis in respect of the aggregate amount of certain incremental letters of credit (and other similar instruments) of the Acquired Companies and their subsidiaries existing as of the closing of the Transaction. The Company expects to finance the Cash Consideration with the net proceeds of the Debt Financing.

If the Stock Consideration includes more than $650 million of “Series A Cumulative Participating Convertible Preferred Stock” (the “Preferred Stock”), the Company can issue the Company’s common stock, par value $0.01 per share (the “Common Stock”), for such excess in an amount not to exceed $450 million. In such case, the Company shall issue such Common Stock to the Primary Seller at a 20% discount as compared to the trailing 10-day volume weighted average price of the Common Stock at the applicable time (such Common Stock and any Preferred Stock issued to the Primary Seller, the “Subject Stock”).

Pursuant to the Purchase Agreement, the Company shall create and issue to the Primary Seller at the closing of the Transaction a new class of preferred stock of the Company to be known as Series A Cumulative Participating Convertible Preferred Stock. In connection with the issuance of the Preferred Stock to the Primary Seller, the Company will enter into an investor rights agreement and registration rights agreement with the Primary Seller.

In connection with the execution of the Purchase Agreement, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. (collectively, the “Commitment Parties”). Pursuant to the Debt Commitment Letter, the Commitment Parties have agreed to provide (a) approximately $3.375 billion in an aggregate principal amount of senior bridge loans under a 364-day senior bridge loan credit facility (the “Bridge Facility”) and (b) in the event the Company does not obtain certain required consents per the “Existing Credit Agreement”, a backstop revolving credit facility in an aggregate principal amount of up to approximately $1.0 billion (the “Backstop Facility” and, together with the Bridge Facility, the “Debt Financing”).

The proceeds of the loans under the Bridge Facility will be used to finance the cash portion of the Purchase Price pursuant to the Transaction, including the payment of related fees and expenses incurred in connection therewith. The proceeds of the loans under the Backstop Facility would be used to (i) prepay in full the aggregate principal amount of loans outstanding under the Existing Credit Agreement and accrued and unpaid interest thereon in the event that the Company does not obtain certain required consents from the lenders under the Existing Credit Agreement and (ii) backstop any existing letters of credit or other local credit lines of the Acquired Companies. The Bridge Facility and Backstop Facility are subject to customary closing conditions, including that substantially concurrently with the initial funding under the applicable facility the Transaction shall be consummated.

The unaudited pro forma condensed combined financial information has been prepared by Chart in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020. The following unaudited pro forma condensed combined financial information of Chart and Howden as of and for the nine months ended September 30, 2022, and for the year ended December 31, 2021, are derived from Chart historical consolidated financial statements which are incorporated by reference herein, and Howden historical consolidated financial statements incorporated on our Current Report on Form 8-K, based upon the Regulation S-X Rule 3-05 significance test.

The historical financial statements of Chart and Howden have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events which are necessary to account for the acquisition and the financing, in accordance with accounting principles generally accepted in the United States (“GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

The acquisition will be accounted for as a business combination using the acquisition method with Chart as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration will be allocated to Howden’s assets acquired and liabilities assumed based upon their estimated fair values at the transaction date. The process of valuing the net assets of Howden at the expected transaction date, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation reflected in this unaudited pro forma condensed combined financial information is preliminary and subject to revision based on a final determination of fair value.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets to be acquired and liabilities to be assumed, particularly in regard to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, which could be material.

The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

The following unaudited pro forma condensed combined financial information gives effect to the acquisition and financing, which includes adjustments for the following:

•	Certain reclassifications to conform Howden’s historical financial statement presentation to Chart’s presentation;

•	Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $4.4 billion;

•	Proceeds and uses of the financing entered into in connection with the acquisition; and

•	Non-recurring transaction costs in connection with the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

(Dollars in millions, except per share amounts)

	Chart	Howden Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$89.5	$114.6	$(1,888.4)	A	$1,745.1	I	$104.5
			—		43.7	J
Accounts receivable, net	276.9	429.8	—		—		706.7
Inventories, net	357.5	238.3	47.7	D	—		643.5
Unbilled contract revenue	118.9	193.6	—		—		312.5
Prepaid expenses	34.5	49.0	—		—		83.5
Other current assets	52.2	74.5	—		—		126.7

Total Current assets	929.5	1,099.8	(1,840.7)		1,788.8		1,977.4
Non-current assets
Property, plant and equipment, net	407.1	287.5	60.4	C	—		755.0
Goodwill	977.3	779.0	2,988.4	A	—		3,383.7
			(1,210.4)	B	—
			(60.4)	C	—
			(47.7)	D	—
			(372.3)	F	—
			16.9	G	—
			312.9	H	—
Identifiable intangible assets, net	535.5	700.6	1,210.4	B	—		2,446.5
Equity method investments	91.7	11.2	—		—		102.9
Investments in equity securities	66.9	—	—		—		66.9
Other assets	60.9	78.4	11.2	G	8.5	I	115.3
			—		(43.7)	J
Pension asset	0.3	—	—		—		0.3

Total Non-current assets	2,139.7	1,856.7	2,909.4		(35.2)		6,870.6

Total Assets	$3,069.2	$2,956.5	$1,068.7		$1,753.6		$8,848.0

LIABILITIES
Current liabilities
Accounts payable	206.1	358.7	—		—		564.8
Customer advances and billings in excess of contract revenue	197.6	274.9	—		—		472.5
Accrued salaries, wages, and benefits	33.7	60.4	—		—		94.1
Accrued income taxes	2.9	34.4	—		—		37.3
Current portion of warranty reserve	6.1	37.0	—		—		43.1
Current convertible notes	256.7	—	—		—		256.7
Operating lease liabilities, current	5.3	10.7	—		—		16.0
Current portion of long-term debt	—	13.1	—		174.7	I	187.8
Other current liabilities	46.5	83.1	35.8	E	(17.0)	I	148.4

Total Current liabilities	754.9	872.3	35.8		157.7		1,820.7

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

(Dollars in millions, except per share amounts)

	Chart	Howden Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Non-Current liabilities
Long-term debt	580.8	1,439.1	—		1,644.4	I	3,664.3
Long-term deferred tax liabilities	57.9	113.5	312.9	H	—		484.3
Operating lease liabilities, non-current	16.4	51.5	—		—		67.9
Other long-term liabilities	33.3	27.9	28.1	G	—		89.3

Total Non-Current liabilities	688.4	1,632.0	341.0		1,644.4		4,305.8

Total Liabilities	$1,443.3	$2,504.3	$376.8		$1,802.1		$6,126.5

TEMPORARY EQUITY
Series A Cumulative Participating Convertible Preferred Stock	—	—	1,100.0	A	—		1,100.0

Total Temporary Equity	—	—	1,100.0		—		1,100.0

EQUITY
Shareholder’s equity (deficit)
Common stock, par value $0.01 per share – 150,000,000 shares authorized, 36,634,383 shares issued and outstanding on September 30, 2022	0.4	—	—		—		0.4
Additional paid-in capital	784.3	554.1	(554.1)	F	—		784.3
Treasury stock; 760,782 shares on September 30, 2022	(19.3)	—	—		—		(19.3)
Retained earnings (Accumulated deficit)	942.6	(90.6)	(35.8)	E	(48.5)	I	906.8
			139.1	F	—
Accumulated other comprehensive (loss) income	(90.6)	(42.7)	42.7	F	—		(90.6)

Total Shareholder’s equity (deficit)	1,617.4	420.8	(408.1)		(48.5)		1,581.6
Non-controlling interests
Non-controlling interests	8.5	31.4	—		—		39.9

Total Non-controlling interests	8.5	31.4	—		—		39.9

Total Equity	$1,625.9	$452.2	$(408.1)		$(48.5)		$1,621.5

Total Liabilities, Temporary Equity and Equity	$3,069.2	$2,956.5	$1068.7		$1,753.6		$8,848.0

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Income Statement

For the Nine Months Ended September 30, 2022

(Dollars and weighted average shares outstanding in millions, except per share amounts)

	Chart	Howden Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Sales	$1,171.0	$1,295.3	$—		$—		$2,466.3
Cost of sales	887.9	890.5	(2.2)	CC	—		1,776.2

Gross profit	283.1	404.8	2.2		—		690.1
Operating expenses
Selling, general, and administrative expenses	159.3	257.0	(1.1)	CC	—		415.2
Amortization expense	32.4	30.5	72.3	BB	—		135.2
Gain on capital structure derivatives	—	(82.3)	—		82.3	FF	—

Total Operating expenses	191.7	205.2	71.2		82.3		550.4

Operating income	91.4	199.6	(69.0)		(82.3)		139.7
Interest expense, net	13.3	84.1	—		121.5	GG	218.9
Unrealized loss on investments in equity securities	10.9	—	—		—		10.9
Realized gain on equity method investment	(0.3)	—	—		—		(0.3)
Financing costs amortization	2.1	8.5	—		6.7	GG	17.3
Foreign currency (gain) loss	(2.6)	15.5	—		—		12.9
Other income	(1.5)	—	—		—		(1.5)

Income before income taxes and equity in loss of unconsolidated affiliates, net	69.5	91.5	(69.0)		(210.5)		(118.5)
Income tax expense (benefit)	4.0	39.1	(17.2)	EE	(47.6)	EE	(21.7)

Income before equity in (loss) earnings of unconsolidated affiliates, net	65.5	52.4	(51.8)		(162.9)		(96.8)
Equity in (loss) earnings of unconsolidated affiliates, net	(0.3)	1.4	—		—		1.1

Net income (loss)	65.2	53.8	(51.8)		(162.9)		(95.7)
Income attributable to noncontrolling interests, net of taxes	0.8	7.9	—		—		8.7

Net income (loss) attributable to Chart	$64.4	$45.9	$(51.8)		$(162.9)		$(104.4)

Earnings (loss) per share (Note 4):
Basic	$1.80						$(4.29)
Diluted	$1.56						$(4.29)
Weighted average number of common shares outstanding:
Basic	35.85						35.85
Diluted	41.40						49.26

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Income Statement

For the Nine Months Ended September 30, 2021

(Dollars and weighted average shares outstanding in millions, except per share amounts)

	Chart	Howden Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Sales	$938.8	$1,107.5	$—		$—		$2,046.3
Cost of sales	696.8	757.9	47.7	AA	—		1,499.5
			(2.9)	CC

Gross profit	242.0	349.6	(44.8)		—		546.8
Operating expenses
Selling, general, and administrative expenses	145.4	206.4	(2.5)	CC	—		390.3
			35.8	DD
Amortization expense	28.5	33.1	69.6	BB	—		131.2
Gain on capital structure derivatives	—	(14.8)	—		14.8	FF	—

Total Operating expenses	173.9	224.7	102.9		14.8		521.5

Operating income	68.1	124.9	(147.7)		(14.8)		30.5
Interest expense, net	7.4	61.6	—		153.1	GG	311.4
Unrealized loss on investments in equity securities	(1.2)	—	—		—		(1.2)
Realized gain on equity method investment	—	—	—		—		—
Financing costs amortization	3.5	9.8	—		105.5	GG	29.5
Foreign currency (gain) loss	0.1	1.3	—		—		1.4
Other income	—	—	—		—		—

Income before income taxes and equity in loss of unconsolidated affiliates, net	58.3	52.2	(147.7)		(273.4)		(310.6)
Income tax expense (benefit)	9.9	26.9	(36.9)	EE	(67.5)	EE	(67.6)

Income before equity in (loss) earnings of unconsolidated affiliates, net	48.4	25.3	(110.8)		(205.9)		(243.0)
Equity in (loss) earnings of unconsolidated affiliates, net	0.1	(1.4)	—		—		(1.3)

Net income (loss)	48.5	23.9	(110.8)		(205.9)		(244.3)
Income attributable to noncontrolling interests, net of taxes	1.5	6.7	—		—		8.2

Net income (loss) attributable to Chart	$47.0	$17.2	$(110.8)		$(205.9)		$(252.5)

Earnings (loss) per share (Note 4):
Basic	$1.32						$(8.49)
Diluted	$1.15						$(8.49)
Weighted average number of common shares outstanding:
Basic	35.59						35.59
Diluted	40.96						48.95

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Income Statement

For the Year Ended December 31, 2021

(Dollars and weighted average shares outstanding in millions, except per share amounts)

	Chart	Howden Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Sales	$1,317.7	$1,576.1	$—		$—		$2,893.8
Cost of sales	993.5	1,072.7	47.7	AA	—		2,110.0
			(3.9)	CC	—

Gross profit	324.2	503.4	(43.8)		—		783.8
Operating expenses
Selling, general, and administrative expenses	196.8	304.0	(3.3)	CC	—		533.3
			35.8	DD	—
Amortization expense	38.9	45.1	91.8	BB	—		175.8
Gain on capital structure derivatives	—	(18.0)	—		18.0	FF	—

Total Operating expenses	235.7	331.1	124.3		18.0		709.1

Operating income	88.5	172.3	(168.1)		(18.0)		74.7
Interest expense, net	10.7	95.7	—		190.5	GG	296.9
Unrealized gain on investments in equity securities	(3.2)	—	—		—		(3.2)
Realized gain on equity method investment	(2.6)	—	—		—		(2.6)
Financing costs amortization	8.3	10.5	—		110.2	GG	129.0
Foreign currency loss (gain)	0.9	(8.1)	—		—		(7.2)
Other income	—	(5.9)	—		—		(5.9)
Other expense, net	0.3	—	—		—		0.3

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates, net	74.1	80.1	(168.1)		(318.7)		(332.6)
Income tax expense	13.5	47.7	(42.0)	EE	(78.6)	EE	(59.4)

Income before equity in earnings of unconsolidated affiliates, net	60.6	32.4	(126.1)		(240.1)		(273.2)
Equity in earnings of unconsolidated affiliates, net	0.3	2.1	—		—		2.4

Net income (loss)	60.9	34.5	(126.1)		(240.1)		(270.8)
Income attributable to noncontrolling interests, net of taxes	1.8	9.0	—		—		10.8

Net income (loss) attributable to Chart	$59.1	$25.5	$(126.1)		$(240.1)		$(281.6)

Earnings (loss) per share (Note 4):
Basic	$1.66						$(9.76)
Diluted	$1.44						$(9.76)
Weighted average number of common shares outstanding:
Basic	35.61						35.61
Diluted	41.11						48.97

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020.

Both Chart’s and Howden’s historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars. As discussed in Note 2. Reclassification Adjustments, certain reclassifications adjustments were made to align Howden’s financial statement presentation with that of Chart.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Chart assumed as the accounting acquirer, and based on the historical consolidated financial statements of Chart and Howden Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the acquisition had occurred on September 30, 2022, and the Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2022, and the year ended December 31, 2021, give effect to the acquisition as if it occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the acquisition and integration costs that may be incurred. The pro forma adjustments represent Chart’s best estimates and are based upon currently available information and certain assumptions that Chart believes are reasonable under the circumstances. There are no material transactions between Chart and Howden during the periods presented.

Note 2. Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Howden’s financial information to identify differences in accounting policies compared to those of Chart, and differences in financial statement presentation compared to the presentation of Chart. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments described herein, Chart is not aware of any other material differences.

Balance Sheet Adjustments as of September 30, 2022:

Chart Industries Presentation	Historical Howden Presentation	Historical	Reclassification Adjustments	Notes	Howden Historical Adjusted
Cash and cash equivalents	Cash and cash equivalents	$114.6	$—		$114.6
Accounts receivable, net	Trade receivables, less allowances for doubtful accounts	623.4	(193.6)	a	429.8
Inventories, net	Inventories, net	238.3	—		238.3

Unbilled contract revenue		—	193.6	a	193.6
Prepaid expenses	Prepaid expenses	49.0	—		49.0
Other current assets	Other current assets	74.5	—		74.5

Total Current assets	Total Current assets	1,099.8	—		1,099.8
Property, plant and equipment, net	Property, plant and equipment, net	224.4	63.1	c	287.5
Goodwill	Goodwill	779.0	—		779.0
Identifiable intangible assets, net	Intangible assets, net	700.6	—		700.6
Equity method investments		—	11.2	i	11.2
Investments in equity securities		—	—		—
	Deferred income taxes	0.2	(0.2)	b	—
	Lease asset - right of use	63.1	(63.1)	c	—
Other assets	Non-current derivative asset	43.7	—		43.7
	Other non-current asset	45.7	(11.0)	b, i	34.7

Total Assets	Total Assets	$2,956.5	$—		$2,956.5

Accounts payable	Accounts payable	358.7	—		358.7
Customer advances and billings in excess of contract revenue	Customer advances and billings in excess of contract revenue	274.9	—		274.9
Accrued salaries, wages and benefits		—	60.4	d	60.4
Accrued income taxes		—	34.4	e	34.4
Current portion of warranty reserve		—	37.0	f	37.0
Current convertible notes		—	—		—

Operating lease liabilities, current		—	10.7	g	10.7
Other current liabilities		—	83.1	h	83.1
Current portion of long-term debt	Current portion of long-term debt	13.1	—		13.1
	Accrued liabilities	225.6	(60.4)	d	—
		—	(34.4)	e
		—	(37.0)	f
		—	(10.7)	g
		—	(83.1)	h

Total Current Liabilities	Total Current Liabilities	872.3	—		872.3
Long-term deferred tax liabilities	Deferred tax liabilities	113.5	—		113.5
Long-term debt	Long-term debt, less current portion	1,439.1	—		1,439.1
Accrued pension liabilities		—			—
Operating lease liabilities, non-current	Non-current lease liability	51.5	—		51.5
Other long-term liabilities	Non-current derivative liability	—	—		—
	Other non-current liabilities	27.9			27.9

Total Liabilities	Total Liabilities	2,504.3	—		2,504.3
Equity:
Common stock		—	—		—
Additional paid-in capital	Additional paid-in capital	554.1	—		554.1
Treasury stock		—	—		—

Series A Cumulative Participating Convertible Preferred Stock		—	—	—
Retained earnings (Accumulated deficit)	Accumulated deficit	(90.6)	—	(90.6)
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(42.7)	—	(42.7)

Total Shareholders’ Equity	Total Shareholders’ Equity	420.8	—	420.8
Noncontrolling interests	Non-controlling interests	31.4	—	31.4

Total Equity	Total Equity	452.2	—	452.2

TOTAL LIABILITIES AND EQUITY	TOTAL LIABILITIES AND EQUITY	$2,956.5	$—	$2,956.5

		—	—	—

a)	Adjustment to reclassify Howden’s contract assets to unbilled contract revenue.
b)	Adjustment to reclassify Howden’s deferred income taxes to other assets.
c)	Adjustment to reclassify Howden’s lease asset - right of use to property, plant and equipment, net.
d)	Adjustment to reclassify Howden’s accrued payroll to accrued salaries, wages and benefits.
e)	Adjustment to reclassify Howden’s accrued taxes to accrued income taxes.
f)	Adjustment to reclassify Howden’s warranty liability to current portion of warranty reserve.
g)	Adjustment to reclassify Howden’s current operating lease liability to operating lease liabilities, current.
h)	Adjustment to reclassify Howden’s remaining accrued liabilities to other current liabilities.
i)	Adjustment to reclassify Howden’s equity method investments from other non-current assets.

Income Statement Adjustments for the nine months ended September 30, 2022:

Chart Industries Presentation	Historical Howden Presentation	Historical	Reclassification Adjustments	Notes	Howden Historical Adjusted
Sales	Net sales	$1,295.3	$—		$1,295.3
Cost of sales	Cost of sales	890.5	—		890.5

Gross profit	Gross profit	404.8	—		404.8
Selling, general, and administrative expenses	Selling, general and administrative expense	285.1	(28.1)	a, b, c, d, e	257.0

Amortization expense		—	30.5	a	30.5
Interest expense, net	Interest expense, net	102.5	(18.4)	d, f	84.1
Unrealized loss on investments in equity securities		—	—		—
Realized gain on equity method investment		—	—	—	—
Financing costs amortization		—	8.5	f	8.5
Foreign currency loss		—	15.5	d	15.5
Other income	Other Income	—	—		—
Other expense, net		—	—		—
	Acquisition-related costs	3.3	(3.3)	b	—
	Restructuring and other related charges	3.3	(3.3)	c	—
	Gain on capital structure derivatives	(82.3)	—		(82.3)

Income before income taxes and equity in loss of unconsolidated affiliates, net		92.9	(1.4)		91.5
Income tax expense		39.1	—		39.1
Equity in earnings of unconsolidated affiliates, net		—	(1.4)	e	(1.4)

Net income		53.8	—		53.8
Income attributable to noncontrolling interests, net of taxes	Income attributable to non-controlling interest, net of taxes	7.9	—		7.9

Net income attributable to company shareholders		$45.9	—		$45.9

a)	Adjustment to reclassify Howden’s amortization expense from selling, general, and administrative to amortization expense.

b)	Adjustment to reclassify Howden’s acquisition-related costs to selling, general, and administrative expenses.
c)	Adjustment to reclassify Howden’s restructuring and other related charges to selling, general, and administrative expenses.
d)	Adjustment to reclassify Howden’s foreign currency loss from interest expense, net and selling, general, and administrative expenses to foreign currency loss.
e)	Adjustment to reclassify Howden’s equity in earnings of unconsolidated affiliates, net from selling, general, and administrative expenses.
f)	Adjustment to reclassify Howden’s interest expense, net to financing costs amortization.

Income Statement Adjustments for the year ended December 31, 2021:

Chart Industries Presentation	Historical Howden Presentation	Historical	Reclassification Adjustments	Notes	Howden Historical Adjusted
Sales	Net sales	$1,576.1	—		$1,576.1
Cost of sales	Cost of sales	1,072.7	—		1,072.7

Gross profit	Gross profit	503.4	—		503.4
Selling, general, and administrative expenses	Selling, general and administrative expense	318.7	(14.7)	a, b, c, d, e	304.0
Amortization expense		—	45.1	a	45.1
Interest expense, net	Interest expense, net	103.6	(7.9)	d, f	95.7
Unrealized gain on investments in equity securities		—	—		—
Realized gain on equity method investment		—	—		—
Financing costs amortization		—	10.5	f	10.5
Foreign currency gain		—	(8.1)	d	(8.1)
Other income	Other Income	(5.9)	—		(5.9)
Other expense, net		—	—		—
	Acquisition-related costs	17.3	(17.3)	b	—
	Restructuring and other related charges	5.5	(5.5)	c	—
	Gain on capital structure derivatives	(18.0)	—		(18.0)

Income before income taxes and equity in earnings of unconsolidated affiliates, net		82.2	(2.1)		80.1
Income tax expense		47.7	—		47.7

Equity in earnings of unconsolidated affiliates, net		—	(2.1)	e	(2.1)

Net income		34.5	—		34.5
Income attributable to noncontrolling interests, net of taxes	Income attributable to non-controlling interest, net of taxes	9.0	—		9.0

Net income attributable to company shareholders		$25.5	$—		$25.5

a)	Adjustment to reclassify Howden’s amortization expense from selling, general, and administrative expenses to amortization expense.
b)	Adjustment to reclassify Howden’s acquisition-related costs to selling, general, and administrative expenses.
c)	Adjustment to reclassify Howden’s restructuring and other related charges to selling, general, and administrative expenses.
d)	Adjustment to reclassify Howden’s foreign currency gain from interest expense, net and selling, general, and administrative expenses to foreign currency gain.
e)	Adjustment to reclassify Howden’s equity in earnings of unconsolidated affiliates, net from selling, general, and administrative expenses.
f)	Adjustment to reclassify Howden’s interest expense, net to financing costs amortization.

Note 3. Transaction Accounting Adjustments

The acquisition will be accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired, and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

(A) The accounting for the acquisition is based on currently available information and is considered preliminary. The final accounting for the acquisition may differ materially from that presented in these unaudited pro forma condensed combined financial statements. The adjustment reflects the impact of closing cash consideration, preferred stock consideration, settlement of seller expenses and escrow amount. Refer to the following table for the computation of the preliminary estimated fair value of consideration transferred:

Amount (in $)
Closing cash consideration	$1,750.7
Repayment of Howden’s debt, including accrued interest thereon	1,517.6
Preferred stock consideration	1,100.0
Settlement of sellers’ expenses by Chart	117.7
Cash from settlement of derivatives related to debt	(43.7)
Adjustment escrow amount	20.0

Preliminary estimated fair value of consideration transferred	$4,462.3

The following table summarizes the preliminary accounting for the acquisition:

Fair Value
Cash and cash equivalents	$114.6
Accounts receivable, net	429.8
Inventories, net	286.0
Unbilled contract revenue	193.6
Prepaid expenses	49.0
Other current assets	74.5
Property, plant and equipment, net	347.9
Intangible assets, net	1,911.0
Equity method investments	11.2
Other non- current assets	45.6

Total Assets	3,463.2

Accounts payable	358.7
Customer advances and billings in excess of costs incurred	274.9
Accrued salaries, wages, and benefits	60.4
Accrued income taxes	34.4
Current portion of warranty reserve	37.0
Operating lease liabilities, current	10.7
Other current liabilities	66.9
Long-term deferred tax liabilities	426.4
Operating lease liabilities, non-current	51.5
Other long-term liabilities	55.0

Net assets acquired	2,087.3
Continuing Non-controlling interest	31.4
Goodwill	2,406.4

Preliminary estimated fair value of consideration transferred	$4,462.3

The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry in order to identify value allocations of acquisition considerations to assets acquired and liabilities assumed including intangible assets, step-up in the value of inventory, and real and personal property assets. Upon completion of the acquisition, a final determination of the fair value of Howden’s assets and liabilities will be performed. The final acquisition consideration allocation may be materially different than that reflected in the preliminary estimated acquisition consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited condensed combined pro forma financial statements may change the amount of the total acquisition consideration allocated to goodwill and other assets and liabilities and may impact the combined company statements of income due to adjustments in the depreciation and amortization of the adjusted assets.

(B)	Reflects the preliminary estimated asset fair value adjustment to the identifiable intangible assets acquired in the acquisition. The fair value of intangible assets is subject to change.

The following table summarizes the preliminary estimated fair value of identifiable intangible assets as of September 30, 2022:

	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value
Customer relationships	12	$955.5
Trademarks and trade names	Indefinite	382.2
Technology	10	573.3

Identifiable intangible assets, net		1,911.0
Less: Howden’s historical intangible assets		(700.6)

Pro Forma adjustment		$1,210.4

(C)	Reflects the preliminary estimated fair value adjustment to property, plant and equipment, net (“PP&E”) acquired in the acquisition. The fair value of PP&E is subject to change.

The following table summarizes the preliminary estimated fair value of PP&E as of September 30, 2022:

	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value
Land	n.a.	$17.9
Buildings	20	56.2
Leasehold improvements	20	54.5
Plant and machinery	8.5	138.5
Administrative equipment	2.5	9.5
Leasehold improvement	6	2.4
Assets under construction	n.a.	5.8

Total property, plant and equipment(1)		284.8
Less: Howden’s historical tangible assets(1)		(224.4)

Pro Forma adjustment		$60.4

(1)	Excludes Lease asset - right of use of $63.1m

(D)

The adjustment reflects a step up in fair value to Howden’s finished goods and work-in process inventory to a fair value of approximately $286 million. The calculation of fair value is preliminary and subject to change. The preliminary estimated fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts.

The following table summarizes the preliminary estimated fair value of inventories, net as of September 30, 2022:

Preliminary Estimated Asset Fair Value
Inventory	$286.0
Less: Howden’s historical inventories, net	(238.3)

Pro Forma adjustment	$47.7

(E)	Reflects estimated nonrecurring acquisition-related expenses expected to be incurred by Chart.

(F)	Reflects the elimination of Howden’s historical equity.

(G)	Reflects recognition of a liability of $28.1 million related to uncertain tax positions of Howden against which Howden has a $11.2 million indemnification receivable.

(H)

Reflects estimated deferred taxes related to the purchase price allocation and income tax impact effect related to the pro forma adjustments. Tax-related adjustments are based upon an estimated tax rate of 19% on derivatives and 25% on other adjustments.

(I)

Reflects impact of new financing and its related transaction costs, net of repayment of Howden’s historical debt and impact of its unamortized debt issuance costs. The impact on other current liabilities and long-term debt have been adjusted for the following:

	Current portion of long-term debt/Other current liabilities	Long-term debt	Total
Proceeds from incremental term loan facility, senior secured notes and senior unsecured notes, net (1)	$187.8	$3,187.2	$3,375.0
Repayment of Howden’s historical debt	(13.1)	(1,487.5)	(1,500.6)
New deferred debt issuance costs for term loan facility and other debt (2)	—	(103.8)	(103.8)
Write-off of Howden historical debt issuance costs (3)	—	48.5	48.5
Payment of accrued interest	(17.0)	—	(17.0)

Pro Forma adjustment	$157.7	$1,644.4	$1,802.1

(1)	Represents the incremental term loan facility, senior secured notes and senior unsecured notes, net of debt issuance costs entered into in connection with the execution of the acquisition.

(2)	Represents debt issuance costs incurred for the incremental term loan facility, senior secured notes and senior unsecured notes.
(3)	Represents the write-off of remaining deferred debt issuance costs associated with the extinguished Howden’s debt outstanding.

Further, the fees of $8.5 million paid in connection with modification of Chart’s senior secured revolving credit facility has been deferred under ‘other assets’.

(J)	Reflects the derecognition of derivative assets related to an interest rate swap and cross currency swap pursuant to the repayment of Howden’s historical debt.

(AA)

The adjustment reflects a step up in fair value to Howden’s finished goods and work-in process inventory to approximately $286 million. The calculation of fair value is preliminary and subject to change. The preliminary estimated fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. The pro forma income statement for the year ended December 31, 2021 is also adjusted to increase cost of sales by the same amount as the inventory that is expected to be sold within one year of the acquisition date.

(BB)	Reflects incremental amortization expense included in Amortization expenses related to the fair value of identifiable intangible assets acquired.

	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value	Amortization for the year ended December 31, 2021	Amortization for the nine months ended September 30, 2022
Customer relationships	12	$955.5	$79.6	$59.7
Trademarks and trade names	Indefinite	382.2	—	—
Technology	10	573.3	57.3	43.0

Identifiable intangible assets, net		$1,911.0	$136.9	$102.7
Less: Historical amortization expense			(45.1)	(30.4)

Net impact, recorded in Amortization expenses			$91.8	$72.3

(CC)	Reflects change in depreciation expense included in cost of sales and selling, general, and administrative (“SG&A”) expenses related to step-up in value of PP&E acquired.

	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value	Depreciation for the year ended December 31, 2021	Depreciation for the nine months ended September 30, 2022
Land	n.a.	$17.9	$—	$—
Buildings	20	56.2	2.8	2.1
Leasehold improvements	20	54.5	2.7	2.0
Plant and machinery	8.5	138.5	16.3	12.2
Administrative equipment	2.5	9.5	3.8	2.9
Leasehold improvement	6	2.4	0.4	0.3
Assets under construction	n.a.	5.8	—	—

Total property, plant and equipment:		$284.8	$26.0	$19.5
Cost of sales			13.9	12.8
SG&A			12.1	6.7
Less: Historical depreciation expense
Cost of sales			(17.8)	(15.0)
SG&A			(15.4)	(7.8)

Net impact:
Cost of sales			$(3.9)	$(2.2)
SG&A			$(3.3)	$(1.1)

(DD)

Reflects estimated nonrecurring acquisition-related expenses expected to be incurred by Chart. These nonrecurring expenses are not anticipated to affect the combined statement of income beyond twelve months after the transaction date.

(EE)	Reflects the estimated income tax impact related to the pro forma adjustments. Tax-related adjustments are based upon an estimated tax rate of 19% on derivatives and 25% on other adjustments.

(FF)	Reflects the derecognition of gain on an interest rate swap and cross currency swap related to the repayment of Howden’s historical debts.

(GG)

The following adjustments to interest expense reflect the estimated interest expense and financing costs amortization to be incurred by Chart as a result of the financing, reversal of debt interest and amortization of transaction costs, bridge loan commitment fees and fees paid for the revolving credit facility:

	Interest expense for the year ended December 31, 2021	Interest expense for the nine months ended September 30, 2022
Term loan facility (excluding amortization of debt issuance costs)	$112.9	$73.5
Senior secured notes (excluding amortization of debt issuance costs)	104.5	78.4
Senior unsecured notes (excluding amortization of debt issuance costs)	67.3	50.5
Amortization of debt issuance costs related to new term loan facility, senior secured notes and senior unsecured notes	20.1	14.1
Bridge loan commitment fee	50.6	—
Write-off of Howden’s historical debt issuance costs	48.5	—
Amortization of fees paid for modification of Chart’s revolving credit facility	1.5	1.1

Total	405.4	217.6
Less: Howden’s historical interest expense	(94.2)	(80.9)
Less: Howden’s historical debt issuance cost amortization	(10.5)	(8.5)

Pro Forma adjustment to interest expense	$300.7	$128.2

Net impact on Interest expense, net	$190,5	$121.5
Net impact on Financing costs amortization	$110.2	$6.7

The term loan facility above carries a variable rate of interest and the notes offered hereby will carry different interest rates and have not yet been determined. The assumed weighted average interest rate for this purpose is 9.1%. An increase/decrease of 1/8th percent in the interest rate results in an increase/decrease in Interest expense, net of $1.6 million and $1.0 million for the year ended December 31, 2021, and the nine months ended September 30, 2022, respectively.

Note 4. Earnings Per Share

The following tables set forth the computation of pro forma basic and diluted loss per share for the nine months ended September 30, 2022, and for the year ended December 31, 2021. Amounts are stated in millions of U.S. dollars, except per share/unit amounts. Weighted average number of common shares outstanding (Diluted) include the common shares issuable upon conversion of Series A Cumulative Participating Convertible Preferred Stock, which were issued as part of consideration for the transaction.

	Year ended December 31, 2021	Nine months ended September 30, 2022
Numerator (Basic and Diluted):
Pro Forma net loss	$(281.6)	$(104.4)
Less: Mandatory 6% yield on Series A Convertible Preferred Stock	(66.0)	(49.5)

Undistributed loss available to common stockholders	$(347.6)	$(153.9)
Denominator (in millions):
Weighted average number of common shares outstanding (Basic)	35.61	35.85
Weighted average number of common shares outstanding (Diluted)	48.97	49.26
Pro Forma net loss per share:
Basic	$(9.76)	$(4.29)
Diluted (1)	$(9.76)	$(4.29)

(1)	Zero incremental shares are included in the computation of pro forma net loss per share because to do so would be anti-dilutive.